EXHIBIT 3.62

ARTICLES OF INCORPORATION

OF

OMT CORP.

THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

FIRST: The name of said corporation shall be OMT CORP.

SECOND: The place in the State of Ohio where its principal office is to be located is 1501 Bond Court Building, 1300 East Ninth Street, Cleveland, in Cuyahoga County.

THIRD: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.

FOURTH: The authorized number of shares of the corporation is 1000 shares of Common Stock, with a par value of $1.00 (the “Common Stock”).

FIFTH: The amount of stated capital with which the corporation will begin business is One Thousand Dollars ($1000.00).

SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 6th day of July, 1984.

/s/ Sherry S. Treston
Sherry S. Treston

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of	OMT Corp.
(Name of Corporation)

,	hereby appoint	Perry E. Doermann	to be statutory agent upon
(Name of Agent)

whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

The complete address of the agent is	1501 Bond Court Building, 1300 East Ninth Street,
(Street)

Cleveland,	Cuyahoga	County, Ohio	44714
(City or Village)			(Zip Code)

Date: July 16, 1984	/s/ Sherry S. Treston
(Incorporator)
Sherry S. Treston

(Incorporator)

(Incorporator)

(Incorporator)

Instructions

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent, R.C. 1701.04(C), 1702.04(C).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio or (b) an Ohio corporation or a foreign corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent, R.C. 1701.07(A), 1702.06(A).

3)	The agent’s complete street address must be given: a post office box number is not acceptable, R.C. 1701.01(C), 1702.06(C).

4)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation, R.C. 1701.07(B), 1702.06(B).

Certificate of Amendment

By Shareholders

to the Articles of Incorporation of

OMT Corp.

(Name of Corporation)

Malcolm Candlish, who is ☒ Chairman of the Board ☒ President ☐ Vice President (Check one)

and John D. Moran, who is ☐ Secretary                     ☒ Assistant Secretary (Check one)

of the above named Ohio corporation for profit with its principal location at 1228 Euclid Ave., 10th Floor, OH

Cleveland, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements) 44115

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose,

the following resolution to amend the articles was adopted:

RESOLVED, that Article I of the Company’s Amended Articles of Incorporation be amended and the same is hereby amended to read as follows:

“The name of the corporation shall be Sealy, Inc.

(hereinafter called the “Corporation”).

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 6th day of March, 1990

BY	/s/ Malcolm Candlish
(Chairman President or Vice President)

BY	/s/ John D. Moran
(Secretary or Assistant Secretary)

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.